Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FREYR Battery of our report dated July 7, 2021 relating to the financial statement of FREYR Battery, which appears in FREYR Battery’s Registration Statement on Form 8-K (No. 001-40581).

/s/ PricewaterhouseCoopers AS
Oslo, Norway
December 17, 2021